EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan of Vyyo, Inc. of our report dated January 16, 2001, with respect to the consolidated financial statements of Vyyo, Inc included in Form 10-K and incorporated by reference in its Registration Statement on Form S-8 No. 333-37804, for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP


San Jose, California
August 6, 2001